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                                                                    EXHIBIT 19.1


                                NELLIE MAE, INC.

                 Administrator's Annual Statement of Compliance


Fleet National Bank,
  as Owner Trustee
One Federal Street
Boston, MA  02106-2197
Attention:  Chi Ma

State Street Bank and Trust Company,
  as Indenture Trustee
Corporate Trust Department
Two International Place
Boston, MA  02110
Attn:  James Schultz

Ladies and Gentlemen:

     Pursuant to Section 3.2 of the Administration Agreement among Nellie Mae, Inc., as administrator, Nellie Mae Education Loan Trust, as issuer, Fleet National Bank, as owner trustee, and State Street Bank and Trust Company, as indenture trustee, the undersigned, duly authorized officers of Nellie Mae, Inc., certify as follows: (i) a review of the activities of Nellie Mae, Inc. as administrator of the Trust from the inception of the Trust through December 31, 1996 and of Nellie Mae, Inc.'s performance under the Administration Agreement has been made under our supervision and (ii) to the best of our knowledge, based on such review, Nellie Mae, Inc., as administrator, has fulfilled in all material respects all of its obligations under the Administration Agreement throughout such period.

                                        NELLIE MAE, INC.

                                        By: /s/ Lawrence W. O'Toole
                                          ---------------------------------
                                            Lawrence W. O'Toole
                                            President

                                        By: /s/ John F. Remondi
                                          ---------------------------------
                                            John F. Remondi
                                            Treasurer

March 28, 1997